Exhibit 99.1

Abercrombie & Fitch Co. Announces Election of Ken Robinson to its Board of Directors

New Albany, Ohio, February 5, 2021: Abercrombie & Fitch Co. (NYSE: ANF), a leading global specialty retailer of apparel and accessories, today announced the election of Kenneth (Ken) Robinson as a director, effective February 4, 2021. Mr. Robinson, whom the full board of directors has determined qualifies as an independent director under applicable corporate governance requirements, will serve as a member of the board’s audit and finance committee.

Mr. Robinson, 65, was most recently the Senior Vice President, Audit and Controls for Exelon Corporation, a Fortune 100 energy company with the largest number of electricity and natural gas customers in the U.S. He served in this role from 2016-2020 and was responsible for internal audit and financial controls.

Prior to Exelon, Mr. Robinson spent nearly four decades at The Procter & Gamble Company, a leading consumer goods company, where he held various positions in their consumer and industrial sectors across a wide range of functions. These positions included: Vice President, Global Diversity & Inclusion; Vice President, Finance; and Chief Audit Executive. Additionally, Mr. Robinson currently serves on the boards of directors for Morgan Stanley U.S. Banks (national banks) and Paylocity Holding Corporation.

“We are pleased to welcome Ken to Abercrombie & Fitch Co. He brings more than 40 years of highly relevant consumer retail experience to our board and has extensive knowledge in finance, risk and compliance, and more,” said Terry Burman, Chairman of the Board. “Ken is a great listener and a strong leader with a collaborative style. His experience as a global executive of a world-class consumer products company will be a valuable addition as we continue to drive our business forward.”

Abercrombie & Fitch Co. regularly evaluates the composition of its board of directors to ensure that its directors possess the skills, experience and perspectives needed to guide the company and help deliver value to all stakeholders. With Mr. Robinson's election, the company's board of directors expands to 13, comprised of 12 non-associate independent directors, and Fran Horowitz, the company’s Chief Executive Officer.

“I am honored to join Abercrombie & Fitch Co.’s Board of Directors. I was initially drawn to the company’s progressive nature, particularly in sustainability and diversity and inclusion,” said Robinson. “I look forward to working with Fran, Terry, and the rest of the board and the management team to support the company and its iconic global brands.”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Abercrombie & Fitch Co. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained herein or made by management or spokespeople of Abercrombie & Fitch Co. involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise our forward-looking statements. Risks and uncertainties related to the duration and impact of the COVID-19 pandemic on the Company and the factors disclosed in “ITEM 1A. RISK FACTORS” of Abercrombie & Fitch Co.’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020, and in Abercrombie & Fitch Co.’s subsequently filed Quarterly Reports on Form 10-Q, in some cases have affected, and in the future could affect, the Company’s financial performance and could cause actual results for fiscal 2020 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this press release or otherwise made by management.

About Abercrombie & Fitch Co.

Abercrombie & Fitch Co. (NYSE: ANF) is a leading, global specialty retailer of apparel and accessories for Men, Women and Kids through three renowned brands. For more than 125 years, the iconic Abercrombie & Fitch brand has outfitted innovators, explorers and entrepreneurs. Today, the brand reflects the updated attitude of the modern consumer, while remaining true to its heritage of creating expertly crafted products with an effortless, American style. The Hollister brand epitomizes the liberating and carefree spirit of the endless California summer for the teen market. abercrombie kids creates smart, playful apparel for children ages 5-14, celebrating the wide-eyed wonder of childhood.

The brands share a commitment to offering products of enduring quality and exceptional comfort that allow consumers around the world to express their own individuality and style. The Company operates approximately 730 stores under these brands across North America, Europe, Asia and the Middle East, as well as the e-commerce sites www.abercrombie.com and www.hollisterco.com.

Investor Contact:

Pam Quintiliano
(614) 283-6751
Investor_Relations@anfcorp.com

Media Contact:

Mackenzie Gusweiler
(614) 283-6192
Public_Relations@anfcorp.com